Exhibit 10.3

[Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and attachments to this exhibit have been omitted. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.]

TECHNICAL SERVICE AGREEMENT

Party A: San River International Sdn Bhd (“San River”)

Party B: Northann Corp (NYSE: NCL, “NCL”)

NOW THEREFORE, through friendly consultation, Party A and Party B hereby agree to enter into and perform this Agreement.

I. SERVICES PROVIDED BY PARTY A

1.

Party B hereby appoints Party A as Party B's business cooperation and technical services provider to provide Party B with complete technical support, business support and related consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement. Such services may include all necessary services within the scope of the Principal Business of Party B as may be determined from time to time by Party A, including but not limited to:

(1) Party A shall provide consulting services to Party B with respect to marketing, human resources, and supply chain techniques.

(2) Party A shall be responsible for providing technical services required by Party B for its business including but not limited to technical services, business consultations, supply chain management, system integration, product research and development, and system maintenance.

(3) Party A shall conduct research and development of supply chain related software and technology according to the business need of Party B and shall license Party B the right to use such software and technology;

(4) Party A shall be responsible for the development, design, monitor, testing and removal of breakdown in connection with the computer network equipment and web page of Party B;

(5) Party A shall be responsible for providing technical training and technical support to the staff of Party B;

(6) Party A shall be responsible for providing any other business cooperation services required by Party B for its business.

2.

Party B shall provide appropriate collaboration to Party A for it to complete the above assignments, including but not limited to providing the relevant data and necessary technical requirements and description.

3.

Unless the Parties agree otherwise in writing, Party A shall be the sole and exclusive owner of all rights and interest to any and all intellectual property rights arising from the performance of this Agreement, including without limitation any copyrights, patents, know-how, trade secrets and otherwise, irrespective of whether developed by Party A or Party B. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A in its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A. The Parties agree that this Section shall survive any changes to, or rescission or termination of, this Agreement.

II. SERVICE FEES

In lieu of cash and in consideration for the Services, NCL (Party B) shall issue 4,600,000 ordinary shares of NCL to San River (Party A) as a payment to cover Party A’s services (the “Compensation Shares”). The Compensation Shares shall be restricted shares without any registration rights.

III. CONFIDENTIALITY

1

For the purpose of this Agreement, Confidential Information includes, but not limited to, the technical information, materials, program, drawing, data, parameter, standard, software, computer program, web design in connection with the development, design, research, produce and maintenance of technology disclosed by one Party to the other Party; any contracts, agreement, memo, annexes, draft or record (including this Agreement) entered into by the Parties for the purpose of this Agreement; and any information designated to be proprietary or confidential when it is disclosed by one Party to the other Party. Upon termination or expiration of this Agreement, Party B shall, return all and any documents, materials or software contained any of such Confidential Information to Party A or destroy it, delete all of such Confidential Information from memory devices, and cease to use them.

2	Neither Party shall disclose any Confidential Information to any third party in any way without the other Party’s prior written consent.

3

The Parties may disclose Confidential Information solely to its employees, agents or consultant who must know such information, subject to such employees, agents or consultant being bound by confidentiality obligations at least as restrictive as this Section 3.

4	Notwithstanding the foregoing, Confidential Information shall not be deemed to include the following information:

(1) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); or

(2) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities, in which case the receiving Party will promptly notify the disclosing Party, and will take reasonable and lawful steps to minimize the extent of the disclosure.

5	Any Party breaching confidentiality obligations under this Section shall indemnity all losses of the other Party.

IV. DEFAULT LIABILITY

1.

Parties agree and confirm that, if either Party (the “Defaulting Party”) is in breach of any provisions herein or fails to perform its obligations hereunder, such breach or failure shall constitute a default under this Agreement (the “Default”), which shall entitle the non-defaulting Party to request the Defaulting Party to rectify or remedy such Default with a reasonable period of time. If the Defaulting Party fails to rectify or remedy such Default within the reasonable period of time or within 30 days of non-defaulting Party’s written notice requesting for such rectification or remedy, then the non-defaulting Party shall be entitled to elect any one of the following remedial actions: (a) to terminate this Agreement and request the Defaulting Party to fully compensate its losses and damages; (b) to request the specific performance by the Defaulting Party of its obligations hereunder and request the Defaulting Party to fully compensate non-defaulting Party’s losses and damages.

2.

No waiver of rights in respect of any default hereunder shall be valid unless it was made in writing. Any failure to exercise or delay in exercising any rights or remedy by any Party under this Agreement shall not be deemed as a waiver of such Party. Any partial exercise of any right or remedy shall not affect the exercise of any other rights and remedies.

3.

Party B shall fully compensate Party A for its losses that are caused by or may be caused by Party A’s act of supplying service, including but not limited to any losses caused by legal suits, recovery, arbitration, claims and administrative investigation and penalties with the exceptions of the losses caused by Party A’s intentional misconduct or gross negligence.

4.	The validity of this Section shall not be affect by the termination or rescission of this Agreement.

V. FORCE MAJEURE

1.	In this Agreement, “Force Majeure” will mean war, earthquake and other events which are unforeseen, inevitable and beyond the control of the Party.

2.

If the Force Majeure causes any one party to the Agreement the impossibility to further perform this Agreement, the Parties agree that the suffering party will waive any liability to the other party for any loss that result from any such Force Majeure, provided that the suffering party shall continue to perform this Agreement after the Force Majeure.

VI. AMENDMENT AND TERMINATION

1.	The term of this agreement shall be one (1) year, commencing from the date on which this agreement is executed.

2.	Any amendment of this Agreement shall come into force only after a written agreement is signed by both Parties. Otherwise any amendment to this Agreement shall not be binding on the Parties.

3.

If any Party fails to perform this Agreement within the period of time stipulated in this Agreement and refuses to rectify or remedy such default within 30 days of the other Party’s written notice, then the other Party shall be entitled to terminate this Agreement upon notice and request such Party to fully compensate its losses and damages. The termination notice shall come into force upon the notice is sent.

4.

During the term of this Agreement, if any Party enters into liquidation process (either voluntary or compulsory), or is prohibited to conduct business by the governmental authority, the other Party shall be entitled to terminate this Agreement after giving notice. The termination notice shall come into force upon the notice is sent.

5.

The amendment and termination of this Agreement shall not affect the exercise of any other remedies under this Agreement. Except when it may be exempted from liability according to law, the Party that is held responsible shall compensate the other Party for all losses and damages thus caused by such amendment or termination.

VII. ASSIGNMENT

1.	Without Party A's prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

2.	Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

VIII. SEVERABILITY

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

IX. GOVERNING LAW AND DISPUTE RESOLUTION

1.

The execution, effectiveness, interpretation, performance, amendment, termination and dispute resolution shall be governed by the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

2.

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to arbitration, in accordance with its Arbitration Rules of Hong Kong Special Administrative Region of the People's Republic of China.

X. MISCELLANEOUS

1.	This Agreement shall become effective upon and from the date on which it is signed by the authorized representative and seal of each Party.

2.

In the event that there is any insufficient provision under the Agreement, the Parties may sign supplemental agreement. The supplementary agreements shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

3.	The clauses in connection with confidentiality obligations, disputes resolution and default responsibilities shall survive rescission or termination of this Agreement.

[THE SIGNATURE PAGE]

Party A: San River International Sdn Bhd

Signature/Seal:	/s/ Ting Wang
By:	Ting Wang
Title:	Manager
Date:	December 3, 2024

Party B： Northann Corp

Signature/Seal:	/s/ Lin Li
By:	Lin Li
Title:	CEO
Date:	December 4, 2024

Exhibit A

Designation List

[XXX]: 4,600,000 shares